From:	Corporate Communications Exelon Corporation P.O. Box 805379 Chicago, IL 60680-5379	FOR IMMEDIATE RELEASE

Contact:
Investor Relations: Michael Metzner, 312.394.7696 Media Relations: Jennifer Medley, 312.394.7189
Exelon Announces Third Quarter Earnings;
Reaffirms 2005 Earnings Guidance
Chicago (October 26, 2005) – Exelon Corporation’s (Exelon) third quarter 2005 consolidated earnings prepared in accordance with GAAP were $725 million, or $1.07 per diluted share, compared with $568 million, or $0.85 per diluted share, in the third quarter of 2004.
Exelon’s adjusted (non-GAAP) operating earnings for the third quarter of 2005 were $645 million, or $0.95 per diluted share, compared with $573 million, or $0.86 per diluted share, for the same period in 2004. The 10.5 percent year-over-year increase in adjusted (non-GAAP) operating earnings per share was due to higher margins on wholesale market sales at Exelon Generation Company, LLC (Generation) and increased retail deliveries at Exelon Energy Delivery (Energy Delivery). These positive factors were partially offset by a substantial increase, at Generation, in both the cost and volume of sales to Energy Delivery (currently served at fixed, below-market rates) and higher operating and maintenance expenses. Generation’s increased sales to Energy Delivery resulted from unusually hot summer weather combined with a higher-than-expected number of customers returning from alternative electric suppliers to Commonwealth Edison Company (ComEd) and PECO Energy Company (PECO).
A non-GAAP financial measure, adjusted (non-GAAP) operating earnings for the third quarter of 2005 do not include the following items that are included in reported GAAP earnings (all after-tax):
•	Unrealized mark-to-market gains of $59 million, or $0.09 per diluted share, from non-trading activities at Exelon (primarily Generation).

•	Earnings of $21 million, or $0.03 per diluted share, from investments in synthetic fuel-producing facilities.

•	Severance and severance-related credits of $4 million, or $0.01 per diluted share.

•	Costs of $5 million, or $0.01 per diluted share, related to certain integration costs associated with the proposed merger with Public Service Enterprise Group Incorporated (PSEG).

Adjusted (non-GAAP) operating earnings for the third quarter of 2004 did not include the following items that were included in reported GAAP earnings (all after-tax):
•	Charges totaling $64 million, or $0.10 per diluted share, for premiums paid on and other costs associated with debt repurchases related to ComEd’s accelerated liability management plan.

•	Severance and severance-related costs of $19 million, or $0.03 per diluted share.

•	Unrealized mark-to-market gains of $35 million, or $0.05 per diluted share, from non-trading activities at Generation.

•	A gain of $25 million, or $0.04 per diluted share, from the reimbursement of costs incurred prior to 2004 under the DOE settlement related to spent nuclear fuel storage.

•	Earnings of $18 million, or $0.03 per diluted share, from investments in synthetic fuel-producing facilities.
“I am, of course, delighted by the 10 percent increase in operating earnings per share,” said John W. Rowe, Exelon’s chairman, president and CEO. “Ironically, while the warm weather, which continued into September, benefited our Energy Delivery business, it held back the profitability of our Generation business, which had to meet unexpectedly high demand from affiliates at frozen, below-market rates. Nonetheless, Exelon Generation realized increased overall earnings as it continued to benefit from its large, well-run nuclear fleet.”
“On a broader front, we have just passed the fifth anniversary of the merger between Unicom and PECO, which created Exelon – a merger which has been a great success by every measure,” Rowe continued. “We are now working towards securing the remaining regulatory approvals for our proposed merger with PSEG to create an even better company. In Illinois, we are working to reach a reasonable resolution of ComEd’s two rate filings and to ensure continued reliable service to customers after 2006.”
2005 Earnings Outlook
Rowe added, “We are confirming our 2005 guidance range of $3.00 to $3.15 per share, which reflects our expectations for continued strong earnings growth for the balance of the year.” Exelon’s 2005 guidance is for adjusted (non-GAAP) operating earnings.
Exelon’s outlook for 2005 adjusted (non-GAAP) operating earnings excludes unrealized mark-to-market adjustments from non-trading activities, income resulting from investments in synthetic fuel-producing facilities, the financial impact of the company’s investment in Sithe, certain severance costs, the cumulative effect of the adoption of FIN 47 – “Accounting for Conditional Asset Retirement Obligations,” and costs associated with the proposed merger with PSEG. Giving consideration to these factors, Exelon estimates GAAP earnings will fall in the range of $3.05 to $3.20 per share in 2005. These estimates do not include any impact of future changes to GAAP. Earnings guidance is based on the assumption of normal weather.
Third Quarter Highlights
•	Proposed Merger with PSEG: On December 20, 2004, Exelon entered into a merger agreement with PSEG, and shareholders of both companies approved the transaction in July 2005. The merger also received approval from regulatory agencies in New York and Connecticut, in addition to the Federal Energy Regulatory Commission (FERC) approval in June. On September 13, 2005, Exelon

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announced that PECO had reached a settlement, subject to approval, with some but not all of the parties related to Pennsylvania review of the proposed merger. The administrative law judge (ALJ) in the proceeding before the Pennsylvania Public Utility Commission (PAPUC) issued an order establishing a modified timetable that accelerated the schedule for the approval process by approximately three weeks. As a result, it is anticipated that the ALJ may issue an initial decision earlier than the previously expected date of mid-December 2005. We expect the full PAPUC to vote on the case in December 2005 or in early 2006.

In New Jersey, a revised procedural schedule for the merger review calls for testimony to be filed from mid-November to mid-December and for hearings in January 2006. Settlement discussions are scheduled for December and January. Aside from the possibility of an earlier settlement, scheduled dates for the ALJ initial decision and final order from the New Jersey Board of Public Utilities remain March 30 and May 15, 2006, respectively.

Other remaining regulatory reviews include the U.S. Department of Justice and the federal Securities and Exchange Commission under the Public Utility Holding Company Act (if the merger should close before February 8, 2006, when PUHCA repeal takes effect). Exelon expects to complete all of the regulatory reviews and close the merger in the first half of 2006.

•	Illinois Regulatory Issues: On August 31, 2005, ComEd filed a proposal with the Illinois Commerce Commission (ICC) seeking approval of its first general rate case since January 1995. The rate case filing seeks to allocate the costs of supplying electricity and to adjust ComEd’s rates for delivering electricity to users in its service area, effective January 2007, in order to reflect ComEd’s rising costs and significant capital investment in its delivery system. An ICC order on the rate increase request is expected in July 2006.

ComEd filed its procurement case in February 2005, which seeks ICC approval of a “reverse-auction” competitive bidding process for the utility to procure energy supply beginning in 2007 and to recover the costs from retail customers. In the procurement case, various intervenors, including the Illinois Attorney General (AG) and the Citizens’ Utility Board (CUB), unsuccessfully challenged the ICC’s authority to approve the procurement process and associated cost recovery. On September 1, 2005, these same intervenors filed a complaint in the Circuit Court of Cook County against the ICC raising similar arguments and seeking an injunction prohibiting ICC approval of the procurement case proposals. On September 30, the Circuit Court granted ComEd’s request to intervene in the Circuit Court case. On October 12, ComEd moved for summary judgment in the litigation, and a hearing on this motion is scheduled for December 14. ComEd continues to pursue its procurement case with the ICC. Testimony has been filed in the case, and ICC hearings concluded on September 20. An ICC order on this filing is expected in late January 2006, although the timing may depend on the outcome of the pending litigation.

On October 17, 2005, ComEd and Generation filed an application with FERC seeking approval that the proposed Illinois auction process meets FERC principles concerning the procurement of wholesale electric power through a competitive process and that the proposed standard agreements under which Generation would provide electricity to ComEd if it is one of the winning bidders in the auction would be acceptable to FERC. The application requests expedited action by December 15, 2005 to ensure that the actions that the ICC is being asked to take in connection with the procurement case are fully consistent with federal law. FERC has ordered that all interventions are due by November 7.

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On September 21, the Illinois governor appointed Martin R. Cohen, former executive director of CUB, to the position of chairman of the ICC. On September 29, ComEd sent a letter to Cohen requesting that he recuse himself from participation in proceedings on ComEd’s procurement and delivery service rate cases. On October 5, ComEd filed a motion with the ICC formally seeking recusal of Cohen in the procurement case. To date, there has been no decision on this motion. However, on October 21, Cohen informed ComEd that he had retained legal counsel to advise him on the recusal request and, while consideration of that request was pending, he would not participate in ICC proceedings or discussions relating to ComEd’s procurement case. ComEd will consider taking further appropriate legal action, depending on the action taken by Cohen and the ICC.

•	Nuclear Operations: Generation’s nuclear fleet, including the owned output available to Generation from the Salem Generating Station operated by PSEG, produced 35,584 GWhs in the third quarter of 2005, compared with 35,303 GWhs of output in the third quarter of 2004. The Exelon Nuclear operated plants began two scheduled refuelings with 16 outage days occurring in the third quarter of 2005 compared with beginning one scheduled refueling with 16 outage days occurring in the third quarter of 2004. Operating expenses associated with the planned refueling outages were approximately $3 million higher in the third quarter of 2005 compared with the third quarter of 2004. Total non-refueling outage days in the third quarter of 2005 were 29 versus 26 in the third quarter of 2004.
BUSINESS UNIT RESULTS
Exelon Energy Delivery consists of the retail electricity transmission and distribution operations of ComEd and PECO and the natural gas distribution business of PECO. Energy Delivery’s net income in the third quarter of 2005 was $389 million compared with net income of $262 million in the third quarter of 2004. Third quarter 2004 net income included an after-tax charge of $64 million related to debt retirement charges associated with ComEd’s accelerated liability management plan and after-tax severance and severance-related costs of $12 million. Excluding the impact of these items, Energy Delivery’s net income increased $51 million compared with the same quarter last year, primarily due to increased retail kWh deliveries from warmer summer weather and lower interest costs, partially offset by higher operating and maintenance expenses and higher competitive transition cost (CTC) amortization at PECO.
Cooling degree-days for the third quarter of 2005 in the ComEd service territory were up 91 percent relative to the same period in 2004 and were 34 percent above normal. In the PECO service territory, cooling degree-days were up 38 percent compared with 2004 and were 31 percent above normal. Retail kWh deliveries increased 13 percent in 2005 as compared with 2004 for ComEd, with a 32 percent increase in deliveries to the residential customer class. PECO’s retail kWh deliveries increased 10 percent, with residential deliveries up 18 percent. Energy Delivery’s third quarter 2005 revenues were $3,270 million, up 15 percent from $2,844 million in 2004. Within Energy Delivery, weather had a favorable impact of $0.15 on third quarter 2005 earnings per diluted share relative to 2004 and had a $0.08 favorable impact relative to the normal weather that was incorporated in earnings guidance.
Exelon Generation consists of Exelon’s electric generation operations, competitive retail sales and power marketing and trading functions. Third quarter 2005 net income was $335 million compared with $319 million in the third quarter of 2004. Third quarter 2005 net income included after-tax unrealized mark-to-market gains of $53 million from non-trading activities. Third quarter 2004 net income included after-tax unrealized mark-to-market gains of $35 million from non-trading activities, after-tax earnings of $25 million from the reimbursement of costs incurred prior to 2004 under the DOE settlement related to spent nuclear fuel, and after-tax severance and severance-related costs of $7 million. Excluding the impact of

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these items, Generation’s net income increased $15 million compared with the same quarter last year, primarily due to higher revenue, net of purchased power and fuel expense, partially offset by higher operating and maintenance expenses.
Generation’s revenue, net of purchased power and fuel expense, increased by $118 million in the third quarter of 2005 compared with the third quarter of 2004 excluding the mark-to-market impact in both years. The quarter-over-quarter increase in revenue, net of purchased power and fuel expense, was driven by higher average margins on wholesale market sales, due to having previously re-priced forward hedges at higher prices, combined with higher spot market prices. Partially offsetting the benefit of higher margins on market sales was a substantial increase in both the cost and volume of sales to ComEd and PECO, both of which are currently served at fixed, below-market rates. The increased sales to ComEd and PECO resulted from unusually hot summer weather combined with a higher-than-expected number of customers returning from alternative electric suppliers to the two utilities. This forced Generation to purchase large amounts of power in the wholesale market, as well as forego more profitable market sales. Generation routinely plans for the possibility of high affiliate demand in the summer; however, this year’s extreme heat and associated high demand for electricity also extended well into September when energy prices were surging due to the hurricanes in the Gulf-Coast region.
Generation’s average realized margin on all electric sales, including sales to affiliates and excluding trading activity, was $18.52 per MWh in the third quarter of 2005 compared with $17.41 per MWh in the third quarter of 2004.
Adjusted (non-GAAP) Operating Earnings
Adjusted (non-GAAP) operating earnings, which generally exclude significant one-time charges or credits that are not normally associated with ongoing operations and unrealized mark-to-market adjustments from non-trading activities, are provided as a supplement to results reported in accordance with GAAP. Management uses such adjusted (non-GAAP) operating earnings measures internally to evaluate the company’s performance and manage its operations. Reconciliations of GAAP to adjusted (non-GAAP) operating earnings for historical periods are attached. Additional earnings release attachments, which include these reconciliations on pages 7 and 8, are posted on Exelon’s web site: www.exeloncorp.com and have been filed with the Securities and Exchange Commission on Form 8-K on October 26, 2005.
Conference call information: Exelon has scheduled a conference call for 11 AM ET (10 AM CT) on October 26, 2005. The call-in number in the U.S. is 888-802-8581, and the international call-in number is 973-935-8515. No password is required. Media representatives are invited to participate on a listen-only basis. The call will be web-cast and archived on Exelon’s web site: www.exeloncorp.com. (Please select the Investor Relations page.)
Telephone replays will be available until November 15. The U.S. call-in number for replays is 877-519-4471, and the international call-in number is 973-341-3080. The confirmation code is 6574356.

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as those discussed in (1) Exelon Corporation’s 2004 Annual Report on Form 10-K in (a) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations-Business Outlook and the Challenges in Managing the Business for each of Exelon, ComEd, PECO and Generation and

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(b) ITEM 8. Financial Statements and Supplementary Data: Exelon-Note 20, ComEd-Note 15, PECO-Note 14 and Generation-Note 16 and (2) Exelon’s Current Report on Form 8-K filed on May 13, 2005 in (a) Exhibit 99.2 Management’s Discussion and Analysis of Financial Condition and Results of Operations — Exelon — Business Outlook and the Challenges in Managing the Business and (b) Exhibit 99.3 Financial Statements and Supplementary Data — Exelon Corporation and (3) other factors discussed in filings with the Securities and Exchange Commission (SEC) by Exelon Corporation, Commonwealth Edison Company, PECO Energy Company and Exelon Generation Company, LLC (Companies). A discussion of risks associated with the proposed merger of Exelon and Public Service Enterprise Group, Incorporated (PSEG) is included in the joint proxy statement/prospectus that Exelon filed with the SEC pursuant to Rule 424(b)(3) on June 3, 2005 (Registration No. 333-122704). Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this news release. None of the Companies undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this news release.
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Exelon Corporation is one of the nation’s largest electric utilities with approximately 5.2 million customers and more than $14 billion in annual revenues. The company has one of the industry’s largest portfolios of electricity generation capacity, with a nationwide reach and strong positions in the Midwest and Mid-Atlantic. Exelon distributes electricity to approximately 5.2 million customers in Illinois and Pennsylvania and gas to approximately 460,000 customers in the Philadelphia area. Exelon is headquartered in Chicago and trades on the NYSE under the ticker EXC.

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EXELON CORPORATION
Earnings Release Attachments
Table of Contents

Consolidating Statements of Income — Three Months Ended September 30, 2005 and 2004 (a)	1

Consolidating Statements of Income — Nine Months Ended September 30, 2005 and 2004 (a)	2

Business Segment Comparative Income Statements — Energy Delivery and Generation — Three and Nine Months Ended September 30, 2005 and 2004 (a)	3

Business Segment Comparative Income Statements — Other — Three and Nine Months Ended September 30, 2005 and 2004 (a)	4

Consolidated Balance Sheets — September 30, 2005 and December 31, 2004	5

Consolidated Statements of Cash Flows — Nine Months Ended September 30, 2005 and 2004	6

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Income — Three Months Ended September 30, 2005 and 2004 (a)	7

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Income — Nine Months Ended September 30, 2005 and 2004 (a)	8

Reconciliation of Adjusted (non-GAAP) Operating Earnings Per Diluted Share to GAAP Earnings Per Diluted Share — Three Months Ended September 30, 2005 and 2004	9

Reconciliation of Adjusted (non-GAAP) Operating Earnings Per Diluted Share to GAAP Earnings Per Diluted Share — Nine Months Ended September 30, 2005 and 2004	10

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Income — Energy Delivery — Three and Nine Months Ended September 30, 2005 and 2004	11

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Income — Generation — Three and Nine Months Ended September 30, 2005 and 2004 (a)	12

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Income — Other — Three and Nine Months Ended September 30, 2005 and 2004 (a)	13

Electric Sales Statistics — Three and Nine Months Ended September 30, 2005 and 2004	14

Energy Delivery Sales Statistics — Three Months Ended September 30, 2005 and 2004	15

Energy Delivery Sales Statistics — Nine Months Ended September 30, 2005 and 2004	16

Exelon Generation Power Marketing Statistics — Three Months Ended September 30, 2005, June 30, 2005, March 31, 2005, December 31, 2004 and September 30, 2004	17

Exelon Generation Power Marketing Statistics — Nine Months Ended September 30, 2005 and 2004	18

(a)	Certain reclassifications have been made in Exelon’s and Generation’s 2004 Statements of Income related to the presentation of discontinued operations in order to conform to the current year’s presentation. In addition, certain reclassifications have been made in Exelon’s 2004 segment presentation in order to conform to the current year’s presentation. These reclassifications had no effect on 2004 net income as previously reported.

EXELON CORPORATION
Consolidating Statements of Income
(unaudited)
(in millions)

	Three Months Ended September 30, 2005
	Energy			Exelon
	Delivery	Generation	Other	Consolidated
Operating revenues	$3,270	$2,711	$(1,508)	$4,473

Operating expenses
Purchased power	1,666	1,047	(1,503)	1,210
Fuel	42	441	(12)	471
Operating and maintenance	354	537	20	911
Depreciation and amortization	270	63	25	358
Taxes other than income	155	48	8	211

Total operating expenses	2,487	2,136	(1,462)	3,161

Operating income (loss)	783	575	(46)	1,312

Other income and deductions
Interest expense	(141)	(33)	(42)	(216)
Distributions on preferred securities of subsidiaries	(1)	—	—	(1)
Equity in losses of unconsolidated affiliates	(7)	(2)	(30)	(39)
Other, net	(8)	13	7	12

Total other income and deductions	(157)	(22)	(65)	(244)

Income (loss) from continuing operations before income taxes	626	553	(111)	1,068
Income taxes	237	219	(112)	344

Income from continuing operations	389	334	1	724
Income from discontinued operations	—	1	—	1

Net income	$389	$335	$1	$725

	Three Months Ended September 30, 2004
	Energy			Exelon
	Delivery	Generation	Other	Consolidated
Operating revenues	$2,844	$2,151	$(1,247)	$3,748

Operating expenses
Purchased power	1,365	757	(1,235)	887
Fuel	35	318	(7)	346
Operating and maintenance	353	414	11	778
Depreciation and amortization	248	93	21	362
Taxes other than income	132	41	4	177

Total operating expenses	2,133	1,623	(1,206)	2,550

Operating income (loss)	711	528	(41)	1,198

Other income and deductions
Interest expense	(162)	(25)	(13)	(200)
Distributions on preferred securities of subsidiaries	(1)	—	—	(1)
Equity in losses of unconsolidated affiliates	(10)	(5)	(27)	(42)
Other, net	(98)	4	(8)	(102)

Total other income and deductions	(271)	(26)	(48)	(345)

Income (loss) from continuing operations before income taxes and minority interest	440	502	(89)	853
Income taxes	178	193	(92)	279

Income from continuing operations before minority interest	262	309	3	574
Minority interest	—	4	(1)	3

Income from continuing operations	262	313	2	577
Income (loss) from discontinued operations	—	6	(6)	—

Income (loss) before cumulative effect of a change in accounting principle	262	319	(4)	577
Cumulative effect of a change in accounting principle	—	—	(9)	(9)

Net income (loss)	$262	$319	$(13)	$568

EXELON CORPORATION
Consolidating Statements of Income
(unaudited)
(in millions)

	Nine Months Ended September 30, 2005
	Energy			Exelon
	Delivery	Generation	Other	Consolidated
Operating revenues	$8,483	$6,836	$(3,800)	$11,519

Operating expenses
Purchased power	4,215	2,014	(3,787)	2,442
Fuel	373	1,227	(30)	1,570
Operating and maintenance	1,010	1,748	46	2,804
Depreciation and amortization	739	188	76	1,003
Taxes other than income	421	122	17	560

Total operating expenses	6,758	5,299	(3,678)	8,379

Operating income (loss)	1,725	1,537	(122)	3,140

Other income and deductions
Interest expense	(435)	(91)	(89)	(615)
Distributions on preferred securities of subsidiaries	(3)	—	—	(3)
Equity in earnings (losses) of unconsolidated affiliates	(23)	2	(86)	(107)
Other, net	14	82	15	111

Total other income and deductions	(447)	(7)	(160)	(614)

Income (loss) from continuing operations before income taxes	1,278	1,530	(282)	2,526
Income taxes	473	595	(289)	779

Income from continuing operations	805	935	7	1,747
Income (loss) from discontinued operations	—	16	(3)	13

Net income	$805	$951	$4	$1,760

	Nine Months Ended September 30, 2004
	Energy			Exelon
	Delivery	Generation	Other	Consolidated
Operating revenues	$7,853	$5,978	$(3,010)	$10,821

Operating expenses
Purchased power	3,271	1,863	(2,989)	2,145
Fuel	368	1,276	(8)	1,636
Operating and maintenance	1,056	1,605	35	2,696
Depreciation and amortization	704	212	58	974
Taxes other than income	400	134	14	548

Total operating expenses	5,799	5,090	(2,890)	7,999

Operating income (loss)	2,054	888	(120)	2,822

Other income and deductions
Interest expense	(517)	(79)	(37)	(633)
Distributions on preferred securities of subsidiaries	(3)	—	—	(3)
Equity in losses of unconsolidated affiliates	(32)	(7)	(58)	(97)
Other, net	(76)	118	4	46

Total other income and deductions	(628)	32	(91)	(687)

Income (loss) from continuing operations before income taxes and minority interest	1,426	920	(211)	2,135
Income taxes	546	352	(237)	661

Income from continuing operations before minority interest	880	568	26	1,474
Minority interest	—	3	—	3

Income from continuing operations	880	571	26	1,477
Income (loss) from discontinued operations	—	(4)	5	1

Income from before cumulative effect of changes in accounting principles	880	567	31	1,478
Cumulative effect of changes in accounting principles, net of income taxes	—	32	(9)	23

Net income	$880	$599	$22	$1,501

EXELON CORPORATION
Business Segment Comparative Income Statements
(unaudited)
(in millions)

	Energy Delivery
	Three Months Ended September 30,			Nine Months Ended September 30,
	2005	2004	Variance	2005	2004	Variance
Operating revenues	$3,270	$2,844	$426	$8,483	$7,853	$630

Operating expenses
Purchased power	1,666	1,365	301	4,215	3,271	944
Fuel	42	35	7	373	368	5
Operating and maintenance	354	353	1	1,010	1,056	(46)
Depreciation and amortization	270	248	22	739	704	35
Taxes other than income	155	132	23	421	400	21

Total operating expenses	2,487	2,133	354	6,758	5,799	959

Operating income	783	711	72	1,725	2,054	(329)

Other income and deductions
Interest expense	(141)	(162)	21	(435)	(517)	82
Distributions on preferred securities of subsidiaries	(1)	(1)	—	(3)	(3)	—
Equity in losses of unconsolidated affiliates	(7)	(10)	3	(23)	(32)	9
Other, net	(8)	(98)	90	14	(76)	90

Total other income and deductions	(157)	(271)	114	(447)	(628)	181

Income before income taxes	626	440	186	1,278	1,426	(148)
Income taxes	237	178	59	473	546	(73)

Net income	$389	$262	$127	$805	$880	$(75)

	Generation
	Three Months Ended September 30,			Nine Months Ended September 30,
	2005	2004	Variance	2005	2004	Variance
Operating revenues	$2,711	$2,151	$560	$6,836	$5,978	$858

Operating expenses
Purchased power	1,047	757	290	2,014	1,863	151
Fuel	441	318	123	1,227	1,276	(49)
Operating and maintenance	537	414	123	1,748	1,605	143
Depreciation and amortization	63	93	(30)	188	212	(24)
Taxes other than income	48	41	7	122	134	(12)

Total operating expenses	2,136	1,623	513	5,299	5,090	209

Operating income	575	528	47	1,537	888	649

Other income and deductions
Interest expense	(33)	(25)	(8)	(91)	(79)	(12)
Equity in earnings (losses) of unconsolidated affiliates	(2)	(5)	3	2	(7)	9
Other, net	13	4	9	82	118	(36)

Total other income and deductions	(22)	(26)	4	(7)	32	(39)

Income from continuing operations before income taxes and minority interest	553	502	51	1,530	920	610
Income taxes	219	193	26	595	352	243

Income from continuing operations before minority interest	334	309	25	935	568	367
Minority interest	—	4	(4)	—	3	(3)

Income from continuing operations	334	313	21	935	571	364
Income (loss) from discontinued operations	1	6	(5)	16	(4)	20

Income before cumulative effect of a change in accounting principle	335	319	16	951	567	384
Cumulative effect of a change in accounting principle, net of income taxes	—	—	—	—	32	(32)

Net income	$335	$319	$16	$951	$599	$352

EXELON CORPORATION
Business Segment Comparative Income Statements
(unaudited)
(in millions)

	Other (a)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2005	2004	Variance	2005	2004	Variance
Operating revenues	$(1,508)	$(1,247)	$(261)	$(3,800)	$(3,010)	$(790)

Operating expenses
Purchased power	(1,503)	(1,235)	(268)	(3,787)	(2,989)	(798)
Fuel	(12)	(7)	(5)	(30)	(8)	(22)
Operating and maintenance	20	11	9	46	35	11
Depreciation and amortization	25	21	4	76	58	18
Taxes other than income	8	4	4	17	14	3

Total operating expenses	(1,462)	(1,206)	(256)	(3,678)	(2,890)	(788)

Operating loss	(46)	(41)	(5)	(122)	(120)	(2)

Other income and deductions
Interest expense	(42)	(13)	(29)	(89)	(37)	(52)
Equity in losses of unconsolidated affiliates	(30)	(27)	(3)	(86)	(58)	(28)
Other, net	7	(8)	15	15	4	11

Total other income and deductions	(65)	(48)	(17)	(160)	(91)	(69)

Loss from continuing operations before income taxes	(111)	(89)	(22)	(282)	(211)	(71)
Income taxes	(112)	(92)	(20)	(289)	(237)	(52)

Income from continuing operations before minority interest	1	3	(2)	7	26	(19)
Minority interest	—	(1)	1	—	—	—

Income from continuing operations	1	2	(1)	7	26	(19)
Income (loss) from discontinued operations	—	(6)	6	(3)	5	(8)

Income (loss) before cumulative effect of change in accounting principle	1	(4)	5	4	31	(27)
Cumulative effect of change in accounting principle, net of income taxes	—	(9)	9	—	(9)	9

Net income (loss)	$1	$(13)	$14	$4	$22	$(18)

(a)	Other includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities, Enterprises and other financing and investment activities, including investments in synthetic fuel-producing facilities.

EXELON CORPORATION
Consolidated Balance Sheets
(unaudited)
(in millions)

	September 30,	December 31,
	2005	2004
Current assets
Cash and cash equivalents	$153	$499
Restricted cash and investments	32	60
Accounts receivable, net
Customers	1,834	1,649
Other	263	409
Mark-to-market derivative assets	1,240	403
Inventories — fossil fuel	262	230
Inventories — materials and supplies	336	312
Deferred income taxes	108	68
Other	495	296

Total current assets	4,723	3,926

Property, plant and equipment, net	21,613	21,482

Deferred debits and other assets
Regulatory assets	4,460	4,790
Nuclear decommissioning trust funds	5,455	5,262
Investments	811	804
Goodwill	4,696	4,705
Mark-to-market derivative assets	397	383
Pension asset	83	—
Other	914	1,418

Total deferred debits and other assets	16,816	17,362

Total assets	$43,152	$42,770

Liabilities and shareholders’ equity
Current liabilities
Notes payable	$446	$490
Long-term debt due within one year	218	427
Long-term debt to ComEd Transitional Funding Trust and PECO Energy Transition Trust due within one year	615	486
Accounts payable	1,434	1,255
Mark-to-market derivative liabilities	1,684	598
Accrued expenses	978	1,143
Other	670	483

Total current liabilities	6,045	4,882

Long-term debt	8,076	7,292
Long-term debt to ComEd Transitional Funding Trust and PECO Energy Transition Trust	3,542	4,311
Long-term debt to other financing trusts	545	545

Deferred credits and other liabilities
Deferred income taxes	4,753	4,488
Unamortized investment tax credits	265	275
Asset retirement obligations	3,872	3,981
Pension obligations	112	1,993
Non-pension postretirement benefits obligations	1,136	1,065
Spent nuclear fuel obligation	897	878
Regulatory liabilities	2,343	2,204
Mark-to-market derivative liabilities	482	323
Other	839	915

Total deferred credits and other liabilities	14,699	16,122

Total liabilities	32,907	33,152

Minority interest of consolidated subsidiaries	1	42
Preferred securities of subsidiaries	87	87

Shareholders’ equity
Common stock	7,939	7,664
Treasury stock, at cost	(344)	(82)
Retained earnings	4,309	3,353
Accumulated other comprehensive loss	(1,747)	(1,446)

Total shareholders’ equity	10,157	9,489

Total liabilities and shareholders’ equity	$43,152	$42,770

EXELON CORPORATION
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Nine Months Ended
	September 30,
	2005	2004
Cash flows from operating activities
Net income	$1,760	$1,501
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation, amortization and accretion, including nuclear fuel	1,477	1,449
Other decommissioning-related activities	18	65
Cumulative effect of changes in accounting principles (net of income taxes)	—	(23)
Deferred income taxes and amortization of investment tax credits	487	314
Provision for uncollectible accounts	48	59
Equity in losses of unconsolidated affiliates	107	97
Gains on sales of investments and wholly owned subsidiaries	(19)	(154)
Net realized (gains) losses on nuclear decommissioning trust funds	(52)	(9)
Other non-cash operating activities	39	(24)
Changes in assets and liabilities:
Accounts receivable	(213)	(6)
Inventories	(54)	(20)
Other current assets	(231)	105
Accounts payable, accrued expenses and other current liabilities	125	(92)
Income taxes	257	149
Net realized and unrealized mark-to-market and hedging transactions	(168)	(6)
Pension and non-pension postretirement benefit obligations	(1,893)	(259)
Other noncurrent assets and liabilities	(99)	8

Net cash flows provided by operating activities	1,589	3,154

Cash flows from investing activities
Capital expenditures	(1,521)	(1,295)
Proceeds from sale of nuclear decommissioning trust fund assets	3,234	1,485
Investment in nuclear decommissioning trust funds	(3,387)	(1,687)
Collection of other notes receivable	—	58
Proceeds from sales of investments and wholly owned subsidiaries, net of $32 million of cash sold during the nine months ended September 30, 2005	105	238
Proceeds from sales of long-lived assets	2	50
Acquisition of Sithe Energies, Inc.	(97)	—
Investment in synthetic fuel-producing facilities	(92)	(32)
Change in restricted cash	38	(18)
Net cash increase from consolidation of Sithe Energies, Inc.	—	19
Other investing activities	(10)	(25)

Net cash flows used in investing activities	(1,728)	(1,207)

Cash flows from financing activities
Issuance of long-term debt	1,788	75
Retirement of long-term debt	(382)	(973)
Retirement of long-term debt to financing affiliates	(639)	(547)
Issuance of short-term debt	2,500	—
Retirement of short-term debt	(2,200)	—
Change in other short-term debt	(344)	(1)
Payment on acquisition note payable to Sithe Energies, Inc.	—	(27)
Dividends paid on common stock	(804)	(565)
Proceeds from employee stock plans	193	192
Purchase of treasury stock	(262)	(75)
Other financing activities	(57)	36

Net cash flows used in financing activities	(207)	(1,885)

Increase (decrease) in cash and cash equivalents	(346)	62
Cash and cash equivalents at beginning of period	499	493

Cash and cash equivalents at end of period	$153	$555

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Income
(unaudited)
(in millions, except per share data)

	Three Months Ended September 30, 2005				Three Months Ended September 30, 2004
				Adjusted				Adjusted
	GAAP (a)	Adjustments		Non-GAAP	GAAP (a)	Adjustments		Non-GAAP
Operating revenues	$4,473	$—		$4,473	$3,748	$—		$3,748
Operating expenses
Purchased power	1,210	(7	)(b)	1,203	887	43	(b)	930
Fuel	471	104	(b)	575	346	14	(b)	360
Operating and maintenance	911	(30	)(c),(d),(e)	881	778	(10	)(c),(d),(g)	768
Depreciation and amortization	358	(19	)(c),(e)	339	362	(13	)(c)	349
Taxes other than income	211	—		211	177	—		177

Total operating expenses	3,161	48		3,209	2,550	34		2,584

Operating income	1,312	(48)		1,264	1,198	(34)		1,164

Other income and deductions
Interest expense	(216)	4	(c)	(212)	(200)	5	(c)	(195)
Distributions on preferred securities of subsidiaries	(1)	—		(1)	(1)			(1)
Equity in losses of unconsolidated affiliates	(39)	30	(c)	(9)	(42)	25	(c)	(17)
Other, net	12	—		12	(102)	106	(f)	4

Total other income and deductions	(244)	34		(210)	(345)	136		(209)

Income from continuing operations before income taxes and minority interest	1,068	(14)		1,054	853	102		955
Income taxes	344	65	(b),(c),(d),(e)	409	279	97	(b),(c),(d),(f),(g)	376

Income from continuing operations before minority interest	724	(79)		645	574	5		579
Minority interest	—	—		—	3	—		3

Income from continuing operations	724	(79)		645	577	5		582
Income from discontinued operations	1	(1	)(f)	—	—	—		—

Income before cumulative effect of a change in accounting principle	725	(80)		645	577	5		582
Cumulative effect of a change in accounting principle, net of income taxes	—	—		—	(9)	—		(9)

Net income	$725	$(80)		$645	$568	$5		$573

Earnings per average common share
Basic:
Income from continuing operations	$1.08	$(0.12)		$0.96	$0.87	$0.01		$0.88
Income from discontinued operations	—	—		—	—	—		—

Income before cumulative effect of changes in accounting principles	1.08	(0.12)		0.96	0.87	0.01		0.88
Cumulative effect of changes in accounting principles, net of income taxes	—	—		—	(0.01)	—		(0.01)

Net income	$1.08	$(0.12)		$0.96	$0.86	$0.01		$0.87

Diluted:
Income from continuing operations	$1.07	$(0.12)		$0.95	$0.86	$0.01		$0.87
Income from discontinued operations	—	—		—	—	—		—

Income before cumulative effect of changes in accounting principles	1.07	(0.12)		0.95	0.86	0.01		0.87
Cumulative effect of changes in accounting principles, net of income taxes	—	—		—	(0.01)	—		(0.01)

Net income	$1.07	$(0.12)		$0.95	$0.85	$0.01		$0.86

Average common shares outstanding
Basic	670			670	661			661
Diluted	677			677	669			669

Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
Mark-to-market (b)		$0.09				$0.05
Investments in synthetic fuel-producing facilities (c)		0.03				0.03
Severance charges (d)		0.01				(0.03)
PSEG merger costs (e)		(0.01)				—
Losses associated with debt retirements (f)		—				(0.10)
Settlement associated with the storage of spent fuel (g)		—				0.04

Total adjustments		$0.12				$(0.01)

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)	Adjustment to exclude the mark-to-market impact of Exelon’s non-trading activities (primarily at Generation).

(c)	Adjustment to exclude the financial impact of Exelon’s investments in synthetic fuel-producing facilities.

(d)	Adjustment to exclude severance charges.

(e)	Adjustment to exclude certain costs associated with Exelon’s anticipated merger with Public Service Enterprise Group Inc.

(f)	Adjustment to exclude the losses associated with debt retirements at ComEd.

(g)	Adjustment for a settlement gain related to the storage of spent nuclear fuel.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Income
(unaudited)
(in millions, except per share data)

	Nine Months Ended September 30, 2005				Nine Months Ended September 30, 2004
				Adjusted				Adjusted
	GAAP (a)	Adjustments		Non-GAAP	GAAP (a)	Adjustments		Non-GAAP
Operating revenues	$11,519	$—		$11,519	$10,821	$(248	)(g)	$10,573
Operating expenses
Purchased power	2,442	(11	)(b)	2,431	2,145	6	(b),(g)	2,151
Fuel	1,570	163	(b)	1,733	1,636	(193	)(b),(g)	1,443
Operating and maintenance	2,804	(76	)(c),(d),(e)	2,728	2,696	(137	)(c),(d),(g),(i)	2,559
Depreciation and amortization	1,003	(56	)(c),(e)	947	974	(40	)(c),(g)	934
Taxes other than income	560	—		560	548	(9	)(g)	539

Total operating expenses	8,379	20		8,399	7,999	(373)		7,626

Operating income	3,140	(20)		3,120	2,822	125		2,947

Other income and deductions
Interest expense	(615)	11	(c)	(604)	(633)	19	(c),(g)	(614)
Distributions on preferred securities of subsidiaries	(3)	—		(3)	(3)	—		(3)
Equity in losses of unconsolidated affiliates	(107)	86	(c)	(21)	(97)	48	(c)	(49)
Other, net	111	—		111	46	16	(g),(h)	62

Total other income and deductions	(614)	97		(517)	(687)	83		(604)

Income from continuing operations before income taxes and minority interest	2,526	77		2,603	2,135	208		2,343
Income taxes	779	220	(b),(c),(d),(e)	999	661	230	(b),(c),(d),(g),(h),(i)	891

Income from continuing operations before minority interest	1,747	(143)		1,604	1,474	(22)		1,452
Minority interest	—	—		—	3	—		3

Income from continuing operations	1,747	(143)		1,604	1,477	(22)		1,455
Income (loss) from discontinued operations	13	(16	)(f)	(3)	1	—		1

Income before cumulative effect of changes in accounting principles	1,760	(159)		1,601	1,478	(22)		1,456
Cumulative effect of changes in accounting principles, net of income taxes	—	—		—	23	(32	)(j)	(9)

Net income	$1,760	$(159)		$1,601	$1,501	$(54)		$1,447

Earnings per average common share
Basic:
Income from continuing operations	$2.61	$(0.21)		$2.40	$2.23	$(0.03)		$2.20
Income from discontinued operations	0.02	(0.02)		—	—	—		—

Income before cumulative effect of changes in accounting principles	2.63	(0.23)		2.40	2.23	(0.03)		2.20
Cumulative effect of changes in accounting principles, net of income taxes	—	—		—	0.04	(0.05)		(0.01)

Net income	$2.63	$(0.23)		$2.40	$2.27	$(0.08)		$2.19

Diluted:
Income from continuing operations	$2.58	$(0.21)		$2.37	$2.21	$(0.03)		$2.18
Income from discontinued operations	0.02	(0.02)		—	—	—		—

Income before cumulative effect of changes in accounting principles	2.60	(0.23)		2.37	2.21	(0.03)		2.18
Cumulative effect of changes in accounting principles, net of income taxes	—	—		—	0.04	(0.05)		(0.01)

Net income	$2.60	$(0.23)		$2.37	$2.25	$(0.08)		$2.17

Average common shares outstanding
Basic	669			669	660			660
Diluted	676			676	668			668

Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
Mark-to-market (b)		$0.14				$0.03
Investments in synthetic fuel-producing facilities (c)		0.08				0.07
Severance charges (d)		0.01				(0.05)
PSEG merger costs (e)		(0.02)				—
2005 financial impact of Generation’s investment in Sithe Energies, Inc. (f)		0.02				—
2004 financial impact of Boston Generating, LLC (g)		—				0.04
Losses associated with debt retirements (h)		—				(0.10)
Settlement associated with the storage of spent fuel (i)		—				0.04
Cumulative effect pursuant to FIN 46-R (j)		—				0.05

Total adjustments		$0.23				$0.08

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)	Adjustment to exclude the mark-to-market impact of Exelon’s non-trading activities (primarily at Generation).

(c)	Adjustment to exclude the financial impact of Exelon’s investments in synthetic fuel-producing facilities.

(d)	Adjustment to exclude severance charges.

(e)	Adjustment to exclude certain costs associated with Exelon’s anticipated merger with Public Service Enterprise Group Inc.

(f)	Adjustment to exclude the 2005 financial impact of Generation’s investment in Sithe Energies, Inc.

(g)	Adjustment to exclude the 2004 financial impact of Boston Generating, LLC.

(h)	Adjustment to exclude the losses associated with debt retirements at ComEd.

(I)	Adjustment for a settlement gain related to the storage of spent nuclear fuel.

(j)	Adjustment for the cumulative effect of adopting FIN 46-R.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings
Per Diluted Share to GAAP Earnings Per Diluted Share
Three Months Ended September 30, 2005 and 2004

2004 GAAP Earnings per Diluted Share	$0.85

2004 Adjusted (non-GAAP) Operating Earnings Adjustments
Mark-to-Market (1)	(0.05)
Investments in Synthetic Fuel-Producing Facilities (2)	(0.03)
Severance Charges (3)	0.03
Losses Associated with Debt Retirements (4)	0.10
Settlement Associated with the Storage of Spent Fuel (5)	(0.04)

2004 Adjusted (non-GAAP) Operating Earnings	0.86

Year Over Year Effects on Earnings:
Energy Margins:
Weather (6)	0.15
Other Energy Delivery (7)	(0.01)
Transmission Revenue (SECA) (8)	(0.01)
Ancillary PJM Costs (9)	(0.04)
Generation, Excluding Mark-to-Market (10)	0.10
Other Operating and Maintenance Expense (11)	(0.03)
Depreciation and Amortization (12)	(0.01)
Interest Expense (13)	(0.02)
Income and Other Taxes (14)	(0.02)
Enterprises and All Other (15)	(0.01)
Share Differential (16)	(0.01)

2005 Adjusted (non-GAAP) Operating Earnings	0.95

2005 Adjusted (non-GAAP) Operating Earnings Adjustments:
Mark-to-Market (1)	0.09
Investments in Synthetic Fuel-Producing Facilities (2)	0.03
Severance Charges (3)	0.01
Charges Associated with Exelon’s Anticipated Merger with Public Service Enterprise Group Inc. (17)	(0.01)

2005 GAAP Earnings per Diluted Share	$1.07

(1)	Reflects the mark-to-market impact of Exelon’s non-trading activities (primarily at Generation).

(2)	Reflects the financial impact of Exelon’s investments in synthetic fuel-producing facilities.

(3)	For 2004, reflects severance charges recorded during the period; for 2005, reflects adjustments to previously recorded severance reserves.

(4)	Reflects losses associated with debt retirements at ComEd.

(5)	Reflects a settlement gain related to the storage of spent nuclear fuel.

(6)	Reflects favorable weather conditions in the Energy Delivery service territories.

(7)	Reflects decreased margins at Energy Delivery due to customer mix. Excludes the impact of ComEd’s purchase power agreement with Generation.

(8)	Reflects a decrease in net collections of through and out rates (prior to December 2004) and SECA rates.

(9)	Reflects ancillary service costs ComEd paid to PJM which, prior to January 1, 2005, were included in the purchase power agreement with Generation.

(10)	Reflects higher realized prices on market sales at Generation, net of higher costs to serve affiliates. Excludes the effects of Sithe, Sithe International, mark-to-market and the purchase power agreement with ComEd.

(11)	Reflects the impact on net income of increased operating and maintenance expense, primarily due to unplanned substation maintenance costs and increased contractor costs at Energy Delivery.

(12)	Reflects increased depreciation and amortization, including increased CTC amortization at PECO.

(13)	Reflects loss on settlement of interest rate swaps partially offset by lower interest expense at Energy Delivery due to debt retirements in 2004. Excludes the effects of Boston Generating, Sithe and investments in synthetic fuel-producing facilities.

(14)	Reflects the impact on net income of adjustments related to certain state tax matters.

(15)	Reflects the impact on net income of Enterprises’ results of operations.

(16)	Reflects dilution of earnings per share due to increased diluted common shares outstanding.

(17)	Reflects costs incurred in connection with Exelon’s proposed merger with Public Service Enterprise Group Inc.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings
Per Diluted Share to GAAP Earnings Per Diluted Share
Nine Months Ended September 30, 2005 and 2004

2004 GAAP Earnings per Diluted Share	$2.25

2004 Adjusted (non-GAAP) Operating Earnings Adjustments:
Mark-to-Market (1)	(0.03)
Investments in Synthetic Fuel-Producing Facilities (2)	(0.07)
Severance Charges (3)	0.05
Boston Generating, LLC 2004 Impact (4)	(0.04)
Losses Associated with Debt Retirements (5)	0.10
Settlement Associated with the Storage of Spent Fuel (6)	(0.04)
Cumulative Effect Pursuant to FIN 46-R	(0.05)

2004 Adjusted (non-GAAP) Operating Earnings	2.17

Year Over Year Effects on Earnings:
Energy Margins:
Weather (7)	0.19
Other Energy Delivery (8)	(0.02)
Transmission Revenue (SECA) (9)	(0.02)
Ancillary PJM Costs (10)	(0.07)
Generation, Excluding Mark-to-Market (11)	0.23
Asbestos Reserve (12)	(0.04)
Planned Nuclear Refueling Outages (13)	(0.02)
Pension Expense (14)	0.03
Other Operating and Maintenance Expense (15)	(0.03)
Depreciation and Amortization (16)	(0.03)
Interest Expense (17)	0.02
Nuclear Decommissioning Trust Fund Rebalancing (18)	0.03
Income and Other Taxes (19)	(0.02)
Enterprises and All Other (20)	(0.02)
Share Differential (21)	(0.03)

2005 Adjusted (non-GAAP) Operating Earnings	2.37

2005 Adjusted (non-GAAP) Operating Earnings Adjustments:
Mark-to-Market (1)	0.14
Investments in Synthetic Fuel-Producing Facilities (2)	0.08
Exelon Way Severance and Severance-Related Charges (3)	0.01
Charges Associated with Exelon’s Anticipated Merger with Public Service Enterprise Group Inc. (22)	(0.02)
2005 Financial Impact of Generation’s Investment in Sithe Energies, Inc. (23)	0.02

2005 GAAP Earnings per Diluted Share	$2.60

(1)	Reflects the mark-to-market impact of Exelon’s non-trading activities (primarily at Generation).

(2)	Reflects the financial impact of Exelon’s investments in synthetic fuel-producing facilities.

(3)	For 2004, reflects severance charges recorded during the period; for 2005, reflects adjustments to previously recorded severance reserves.

(4)	Reflects the 2004 financial impact of Boston Generating.

(5)	Reflects losses associated with debt retirements at ComEd.

(6)	Reflects a settlement gain related to the storage of spent nuclear fuel.

(7)	Reflects favorable weather conditions in the Energy Delivery service territories.

(8)	Reflects decreased margins at Energy Delivery due to customer mix. Excludes the impact of ComEd’s purchase power agreement with Generation.

(9)	Reflects a decrease in net collections of through and out rates (prior to December 2004) and SECA rates.

(10)	Reflects ancillary service costs ComEd paid to PJM which, prior to January 1, 2005, were included in the purchase power agreement with Generation.

(11)	Reflects higher realized prices on market sales at Generation, net of higher costs to serve affiliates. Excludes the effects of Sithe, Sithe International, mark-to-market and the purchase power agreement with ComEd.

(12)	Reflects the impact on net income of a reserve recorded by Generation in 2005 for estimated future asbestos-related bodily injury claims.

(13)	Reflects the impact on net income of increased planned refueling outage days.

(14)	Reflects lower pension expense as a result of discretionary pension contributions of $2 billion made during the first quarter of 2005.

(15)	Reflects the impact on net income of increased operating and maintenance expense, primarily due to unplanned substation maintenance costs and increased contractor costs at Energy Delivery.

(16)	Reflects increased depreciation and amortization, including increased CTC amortization at PECO.

(17)	Reflects lower interest expense at Energy Delivery due to debt retirements in 2004 partially offset by loss on settlement of interest rate swaps. Excludes the effects of Boston Generating, Sithe and investments in synthetic fuel-producing facilities.

(18)	Reflects the impact on net income of the gains realized on AmerGen’s decommissioning trust fund investments.

(19)	Reflects the impact on net income of adjustments related to certain state tax matters.

(20)	Reflects the impact on net income of Enterprises’ results of operations.

(21)	Reflects dilution of earnings per share due to increased diluted common shares outstanding.

(22)	Reflects costs incurred in connection with Exelon’s proposed merger with Public Service Enterprise Group Inc.

(23)	Reflects the 2005 financial impact of Generation’s investment in Sithe Energies, Inc.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings to
GAAP Consolidated Statements of Income
(unaudited)
(in millions)

	Energy Delivery
	Three Months Ended September 30, 2005				Three Months Ended September 30, 2004
				Adjusted Non-				Adjusted Non-
	GAAP (a)	Adjustments		GAAP	GAAP (a)	Adjustments		GAAP

Operating revenues	$3,270	$—		$3,270	$2,844	$—		$2,844

Operating expenses
Purchased power	1,666	—		1,666	1,365	—		1,365
Fuel	42	—		42	35	—		35
Operating and maintenance	354	3	(b),(c)	357	353	(20)	(b)	333
Depreciation and amortization	270	(3)	(c)	267	248	—		248
Taxes other than income	155	—		155	132	—		132

Total operating expenses	2,487	—		2,487	2,133	(20)		2,113

Operating income	783	—		783	711	20		731

Other income and deductions
Interest expense	(141)	—		(141)	(162)	—		(162)
Distributions on preferred securities of subsidiaries	(1)	—		(1)	(1)	—		(1)
Equity in losses of unconsolidated affiliates	(7)	—		(7)	(10)	—		(10)
Other, net	(8)	—		(8)	(98)	106	(d)	8

Total other income and deductions	(157)	—		(157)	(271)	106		(165)

Income before income taxes	626	—		626	440	126		566
Income taxes	237	—	(b),(c)	237	178	50	(b),(d)	228

Net income	$389	$—		$389	$262	$76		$338

	Nine Months Ended September 30, 2005				Nine Months Ended September 30, 2004
				Adjusted Non-				Adjusted Non-
	GAAP (a)	Adjustments		GAAP	GAAP (a)	Adjustments		GAAP
Operating revenues	$8,483	$—		$8,483	$7,853	$—		$7,853

Operating expenses
Purchased power	4,215	—		4,215	3,271	—		3,271
Fuel	373	—		373	368	—		368
Operating and maintenance	1,010	4	(b),(c)	1,014	1,056	(40)	(b)	1,016
Depreciation and amortization	739	(9)	(c)	730	704	—		704
Taxes other than income	421	—		421	400	—		400

Total operating expenses	6,758	(5)		6,753	5,799	(40)		5,759

Operating income	1,725	5		1,730	2,054	40		2,094

Other income and deductions
Interest expense	(435)	—		(435)	(517)	—		(517)
Distributions on preferred securities of subsidiaries	(3)	—		(3)	(3)	—		(3)
Equity in losses of unconsolidated affiliates	(23)	—		(23)	(32)	—		(32)
Other, net	14	—		14	(76)	106	(d)	30

Total other income and deductions	(447)	—		(447)	(628)	106		(522)

Income before income taxes	1,278	5		1,283	1,426	146		1,572
Income taxes	473	1	(b),(c)	474	546	58	(b),(d)	604

Net income	$805	$4		$809	$880	$88		$968

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)	Adjustment to exclude severance charges and adjustments to previously recorded severance reserves.

(c)	Adjustment to exclude certain costs associated with Exelon’s anticipated merger with Public Service Enterprise Group Inc.

(d)	Adjustment to exclude the losses associated with debt retirements at ComEd.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings to
GAAP Consolidated Statements of Income
(unaudited)
(in millions)

	Generation
	Three Months Ended September 30, 2005				Three Months Ended September 30, 2004
				Adjusted Non-				Adjusted Non-
	GAAP (a)	Adjustments		GAAP	GAAP (a)	Adjustments		GAAP
Operating revenues	$2,711	$—		$2,711	$2,151	$—		$2,151

Operating expenses
Purchased power	1,047	(7)	(b)	1,040	757	43	(b)	800
Fuel	441	93	(b)	534	318	14	(b)	332
Operating and maintenance	537	—	(c),(d)	537	414	31	(c),(f)	445
Depreciation and amortization	63	—		63	93	—		93
Taxes other than income	48	—		48	41	—		41

Total operating expenses	2,136	86		2,222	1,623	88		1,711

Operating income	575	(86)		489	528	(88)		440

Other income and deductions
Interest expense	(33)	—		(33)	(25)	—		(25)
Equity in losses of unconsolidated affiliates	(2)	—		(2)	(5)	—		(5)
Other, net	13	—		13	4	—		4

Total other income and deductions	(22)	—		(22)	(26)	—		(26)

Income from continuing operations before income taxes and minority interest	553	(86)		467	502	(88)		414

Income taxes	219	(33)	(b),(c),(d)	186	193	(35)	(b),(c),(f)	158

Income from continuing operations before minority interest	334	(53)		281	309	(53)		256

Minority interest	—	—		—	4	—		4

Income from continuing operations	334	(53)		281	313	(53)		260

Income from discontinued operations	1	(1)	(e)	—	6	—		6

Net income	$335	$(54)		$281	$319	$(53)		$266

	Nine Months Ended September 30, 2005				Nine Months Ended September 30, 2004
				Adjusted Non-				Adjusted Non-
	GAAP (a)	Adjustments		GAAP	GAAP (a)	Adjustments		GAAP
Operating revenues	$6,836	$—		$6,836	$5,978	$(248)	(g)	$5,730

Operating expenses
Purchased power	2,014	(11)	(b)	2,003	1,863	6	(b),(g)	1,869
Fuel	1,227	135	(b)	1,362	1,276	(193)	(b),(g)	1,083
Operating and maintenance	1,748	(4)	(c),(d)	1,744	1,605	(28)	(c),(f),(g)	1,577
Depreciation and amortization	188	—		188	212	(4)	(g)	208
Taxes other than income	122	—		122	134	(9)	(g)	125

Total operating expenses	5,299	120		5,419	5,090	(228)		4,862

Operating income	1,537	(120)		1,417	888	(20)		868

Other income and deductions
Interest expense	(91)	—		(91)	(79)	5	(g)	(74)
Equity in earnings (losses) of unconsolidated affiliates	2	—		2	(7)	—		(7)
Other, net	82	—		82	118	(90)	(g)	28

Total other income and deductions	(7)	—		(7)	32	(85)		(53)

Income from continuing operations before income taxes and minority interest	1,530	(120)		1,410	920	(105)		815

Income taxes	595	(46)	(b),(c),(d)	549	352	(42)	(b),(c),(f),(g)	310

Income from continuing operations before minority interest	935	(74)		861	568	(63)		505

Minority interest	—	—		—	3	—		3

Income from continuing operations	935	(74)		861	571	(63)		508

Income (loss) from discontinued operations	16	(16)	(e)	—	(4)	—		(4)

Income before cumulative effect of a change in accounting principle	951	(90)		861	567	(63)		504

Cumulative effect of a change in accounting principle, net of income taxes	—	—		—	32	(32)	(h)	—

Net income	$951	$(90)		$861	$599	$(95)		$504

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)	Adjustment to exclude the mark-to-market impact of Generation’s non-trading activities, including, for fuel expense for the nine months ended September 30, 2005, $3 million in amortization of the premium on a hedge on tax credits generated from the operation of synthetic fuel-producing facilities.

(c)	Adjustment to exclude severance charges and adjustments to previously recorded severance reserves.

(d)	Adjustment to exclude certain costs associated with Exelon’s anticipated merger with Public Service Enterprise Group Inc.

(e)	Adjustment to exclude the 2005 financial impact of Generation’s investment in Sithe Energies, Inc.

(f)	Adjustment for a settlement gain related to the storage of spent nuclear fuel.

(g)	Adjustment to exclude the 2004 financial impact of Boston Generating, LLC.

(h)	Adjustment for the cumulative effect of adopting FIN 46-R.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating Earnings to
GAAP Consolidated Statements of Income
(unaudited)
(in millions)

	Other
	Three Months Ended September 30, 2005				Three Months Ended September 30, 2004
				Adjusted Non-				Adjusted Non-
	GAAP (a)	Adjustments		GAAP	GAAP (a)	Adjustments		GAAP
Operating revenues	$(1,508)	$—		$(1,508)	$(1,247)	$—		$(1,247)

Operating expenses
Purchased power	(1,503)	—		(1,503)	(1,235)	—		(1,235)
Fuel	(12)	11	(b)	(1)	(7)	—		(7)
Operating and maintenance	20	(33)	(c),(d),(e)	(13)	11	(21)	(c)	(10)
Depreciation and amortization	25	(16)	(c)	9	21	(13)	(c)	8
Taxes other than income	8	—		8	4	—		4

Total operating expenses	(1,462)	(38)		(1,500)	(1,206)	(34)		(1,240)

Operating loss	(46)	38		(8)	(41)	34		(7)

Other income and deductions
Interest expense	(42)	4	(c)	(38)	(13)	5	(c)	(8)
Equity in losses of unconsolidated affiliates	(30)	30	(c)	—	(27)	25	(c)	(2)
Other, net	7	—		7	(8)	—		(8)

Total other income and deductions	(65)	34		(31)	(48)	30		(18)

Loss from continuing operations before income taxes	(111)	72		(39)	(89)	64		(25)

Income taxes	(112)	98	(b),(c),(d),(e)	(14)	(92)	82	(c)	(10)

Income (loss) from continuing operations before minority interest	1	(26)		(25)	3	(18)		(15)

Minority interest	—	—		—	(1)	—		(1)

Income (loss) from continuing operations	1	(26)		(25)	2	(18)		(16)

Loss from discontinued operations	—	—		—	(6)	—		(6)

Income (loss) before cumulative effect of change in accounting principle	1	(26)		(25)	(4)	(18)		(22)

Cumulative effect of change in accounting principle, net of income taxes	—	—		—	(9)	—		(9)

Net income (loss)	$1	$(26)		$(25)	$(13)	$(18)		$(31)

	Nine Months Ended September 30, 2005				Nine Months Ended September 30, 2004
				Adjusted Non-				Adjusted Non-
	GAAP (a)	Adjustments		GAAP	GAAP (a)	Adjustments		GAAP
Operating revenues	$(3,800)	$—		$(3,800)	$(3,010)	$—		$(3,010)

Operating expenses
Purchased power	(3,787)	—		(3,787)	(2,989)	—		(2,989)
Fuel	(30)	28	(b)	(2)	(8)	—		(8)
Operating and maintenance	46	(76)	(c),(d),(e)	(30)	35	(69)	(c)	(34)
Depreciation and amortization	76	(47)	(c)	29	58	(36)	(c)	22
Taxes other than income	17	—		17	14	—		14

Total operating expenses	(3,678)	(95)		(3,773)	(2,890)	(105)		(2,995)

Operating loss	(122)	95		(27)	(120)	105		(15)

Other income and deductions
Interest expense	(89)	11	(c)	(78)	(37)	14	(c)	(23)
Equity in losses of unconsolidated affiliates	(86)	86	(c)	—	(58)	48	(c)	(10)
Other, net	15	—		15	4	—		4

Total other income and deductions	(160)	97		(63)	(91)	62		(29)

Loss from continuing operations before income taxes	(282)	192		(90)	(211)	167		(44)

Income taxes	(289)	265	(b),(c),(d),(e)	(24)	(237)	214	(c)	(23)

Income (loss) from continuing operations	7	(73)		(66)	26	(47)		(21)

Income (loss) from discontinued operations	(3)	—		(3)	5	—		5

Income (loss) before a cumulative effect of a change in accounting principle	4	(73)		(69)	31	(47)		(16)

Cumulative effect of a change in accounting principle, net of income taxes	—	—		—	(9)	—		(9)

Net income (loss)	$4	$(73)		$(69)	$22	$(47)		$(25)

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)	Adjustment to exclude the mark-to-market impact of Exelon’s non-trading activities.

(c)	Adjustment to exclude the financial impact of Exelon’s investments in synthetic fuel-producing facilities.

(d)	Adjustment to exclude severance charges and adjustments to previously recorded severance reserves.

(e)	Adjustment to exclude certain costs associated with Exelon’s anticipated merger with Public Service Enterprise Group Inc.

EXELON CORPORATION
Electric Sales Statistics

	Three Months Ended September 30,
	2005	2004	% Change
(in GWhs)
Supply
Nuclear	35,584	35,303	0.8%
Purchased Power — Generation (a)	15,393	13,563	13.5%
Fossil and Hydro	4,321	3,068	40.8%

Power Team Supply	55,298	51,934	6.5%
Purchased Power — Other	182	155	17.4%

Total Electric Supply Available for Sale	55,480	52,089	6.5%
Less: Line Loss and Company Use	(3,022)	(2,341)	29.1%

Total Supply	52,458	49,748	5.4%

Energy Sales
Retail Sales	39,716	35,408	12.2%
Power Team Market Sales (a)	17,617	20,234	(12.9%)
Interchange Sales and Sales to Other Utilities	817	746	9.5%

	58,150	56,388	3.1%
Less: Distribution Only Sales	(5,692)	(6,640)	(14.3%)

Total Energy Sales	52,458	49,748	5.4%

	Nine Months Ended September 30,
	2005	2004	% Change
(in GWhs)
Supply
Nuclear	103,049	102,968	0.1%
Purchased Power — Generation (a)	34,000	37,158	(8.5%)
Fossil and Hydro	10,704	14,364	(25.5%)

Power Team Supply	147,753	154,490	(4.4%)
Purchased Power — Other	606	463	30.9%

Total Electric Supply Available for Sale	148,359	154,953	(4.3%)
Less: Line Loss and Company Use	(8,081)	(6,756)	19.6%

Total Supply	140,278	148,197	(5.3%)

Energy Sales
Retail Sales	104,584	99,434	5.2%
Power Team Market Sales (a)	50,174	66,226	(24.2%)
Interchange Sales and Sales to Other Utilities	2,085	1,900	9.7%

	156,843	167,560	(6.4%)
Less: Distribution Only Sales	(16,565)	(19,363)	(14.5%)

Total Energy Sales	140,278	148,197	(5.3%)

(a)	Purchased power and market sales do not include trading volume of 6,757 GWhs and 7,132 GWhs for the three months ended September 30, 2005 and 2004, respectively, and 18,168 GWhs and 17,569 GWhs for the nine months ended September 30, 2005 and 2004, respectively.

EXELON CORPORATION
Energy Delivery Sales Statistics
Three Months Ended September 30, 2005 and 2004

	ComEd					PECO
Electric Deliveries (in GWhs)	2005		2004		% Change	2005	2004	% Change
Full Service (a)
Residential	9,847		7,434		32.5%	4,075	2,906	40.2%
Small Commercial & Industrial	5,872		5,596		4.9%	2,175	1,790	21.5%
Large Commercial & Industrial	2,024		1,808		11.9%	4,214	3,949	6.7%
Public Authorities & Electric Railroads	496		616		(19.5%)	222	234	(5.1%)

Total Full Service	18,239		15,454		18.0%	10,686	8,879	20.4%

PPO (ComEd Only)
Small Commercial & Industrial	1,667		1,292		29.0%
Large Commercial & Industrial	1,524		1,483		2.8%

	3,191		2,775		15.0%

Delivery Only (b)
Residential	(d	)	(d	)		95	636	(85.1%)
Small Commercial & Industrial	1,391		1,611		(13.7%)	326	444	(26.6%)
Large Commercial & Industrial	3,785		3,720		1.7%	95	229	(58.5%)

	5,176		5,331		(2.9%)	516	1,309	(60.6%)

Total PPO and Delivery Only	8,367		8,106		3.2%	516	1,309	(60.6%)

Total Retail Deliveries	26,606		23,560		12.9%	11,202	10,188	10.0%

Gas Deliveries (mmcf) (PECO only)						9,541	10,033	(4.9%)

Revenue (in millions)
Full Service (a)
Residential	$903		$699		29.2%	$578	$409	41.3%
Small Commercial & Industrial	492		471		4.5%	257	213	20.7%
Large Commercial & Industrial	115		107		7.5%	325	290	12.1%
Public Authorities & Electric Railroads	31		38		(18.4%)	19	20	(5.0%)

Total Full Service	1,541		1,315		17.2%	1,179	932	26.5%

PPO (ComEd Only) (c)
Small Commercial & Industrial	120		89		34.8%
Large Commercial & Industrial	94		91		3.3%

	214		180		18.9%

Delivery Only (b)
Residential	(d	)	(d	)		8	50	(84.0%)
Small Commercial & Industrial	20		31		(35.5%)	17	24	(29.2%)
Large Commercial & Industrial	40		53		(24.5%)	2	6	(66.7%)

	60		84		(28.6%)	27	80	(66.3%)

Total PPO and Delivery Only	274		264		3.8%	27	80	(66.3%)

Total Retail Electric Revenue	1,815		1,579		14.9%	1,206	1,012	19.2%

Wholesale and Miscellaneous Revenue (e)	133		141		(5.7%)	49	52	(5.8%)

Gas Revenue (PECO only)	n/a		n/a			67	60	11.7%

Total Revenues	$1,948		$1,720		13.3%	$1,322	$1,124	17.6%

Heating and Cooling Degree-Days	2005	2004	Normal	2005	2004	Normal
Heating Degree-Days	37	89	127	7	11	41
Cooling Degree-Days	808	424	603	1,178	854	900

(a)	Full service reflects deliveries to customers taking electric service under tariffed rates, which include the cost of energy and the cost of the transmission and distribution of the energy. PECO’s tariffed rates also include a competitive transition charge (CTC).

(b)	Delivery only service reflects customers electing to receive electric generation service from an alternative energy supplier. Revenue from customers choosing an alternative energy supplier includes a distribution charge and a CTC.

(c)	Revenue from customers choosing ComEd’s PPO includes an energy charge at market rates, transmission and distribution charges and a CTC.

(d)	All ComEd residential customers are eligible to choose their supplier of electricity. As of September 30, 2005, one alternative supplier was approved to serve residential customers in the ComEd service territory. However, no residential customers have selected this alternative supplier.

(e)	Wholesale and miscellaneous revenue includes transmission revenue from PJM.
n/a—not applicable

EXELON CORPORATION
Energy Delivery Sales Statistics
Nine Months Ended September 30, 2005 and 2004

	ComEd					PECO
Electric Deliveries (in GWhs)	2005		2004		% Change	2005	2004	% Change
Full Service (a)
Residential	23,193		20,240		14.6%	10,030	7,922	26.6%
Small Commercial & Industrial	16,083		16,305		(1.4%)	5,637	5,160	9.2%
Large Commercial & Industrial	5,907		5,008		18.0%	11,429	11,270	1.4%
Public Authorities & Electric Railroads	1,548		1,842		(16.0%)	653	686	(4.8%)

Total Full Service	46,731		43,395		7.7%	27,749	25,038	10.8%

PPO (ComEd Only)
Small Commercial & Industrial	4,126		3,189		29.4%
Large Commercial & Industrial	4,642		3,822		21.5%

	8,768		7,011		25.1%

Delivery Only (b)
Residential	(d	)	(d	)		273	1,706	(84.0%)
Small Commercial & Industrial	4,554		4,689		(2.9%)	1,038	1,301	(20.2%)
Large Commercial & Industrial	10,273		11,098		(7.4%)	427	569	(25.0%)

	14,827		15,787		(6.1%)	1,738	3,576	(51.4%)

Total PPO and Delivery Only	23,595		22,798		3.5%	1,738	3,576	(51.4%)

Total Retail Deliveries	70,326		66,193		6.2%	29,487	28,614	3.1%

Gas Deliveries (mmcf) (PECO only)						60,637	61,540	(1.5%)

Revenue (in millions)
Full Service(a)
Residential	$2,027		$1,780		13.9%	$1,322	$1,021	29.5%
Small Commercial & Industrial	1,276		1,258		1.4%	643	587	9.5%
Large Commercial & Industrial	308		286		7.7%	871	840	3.7%
Public Authorities & Electric Railroads	96		119		(19.3%)	59	60	(1.7%)

Total Full Service	3,707		3,443		7.7%	2,895	2,508	15.4%

PPO (ComEd Only) (c)
Small Commercial & Industrial	285		213		33.8%
Large Commercial & Industrial	265		221		19.9%

	550		434		26.7%

Delivery Only (b)
Residential	(d	)	(d	)		21	131	(84.0%)
Small Commercial & Industrial	78		98		(20.4%)	52	67	(22.4%)
Large Commercial & Industrial	120		154		(22.1%)	11	15	(26.7%)

	198		252		(21.4%)	84	213	(60.6%)

Total PPO and Delivery Only	748		686		9.0%	84	213	(60.6%)

Total Retail Electric Revenue	4,455		4,129		7.9%	2,979	2,721	9.5%

Wholesale and Miscellaneous Revenue (e)	367		329		11.6%	154	151	2.0%

Gas Revenue (PECO only)	n/a		n/a			528	523	1.0%

Total Revenues	$4,822		4,458		8.2%	$3,661	$3,395	7.8%

Heating and Cooling Degree-Days	2005	2004	Normal	2005	2004	Normal
Heating Degree-Days	3,781	3,976	4,187	3,115	3,075	3,088
Cooling Degree-Days	1,123	600	820	1,505	1,270	1,216

(a)	Full service reflects deliveries to customers taking electric service under tariffed rates, which include the cost of energy and the cost of the transmission and distribution of the energy. PECO’s tariffed rates also include a competitive transition charge (CTC).

(b)	Delivery only service reflects customers electing to receive electric generation service from an alternative energy supplier. Revenue from customers choosing an alternative energy supplier includes a distribution charge and a CTC.

(c)	Revenue from customers choosing ComEd’s PPO includes an energy charge at market rates, transmission and distribution charges and a CTC.

(d)	All ComEd residential customers are eligible to choose their supplier of electricity. As of September 30, 2005, one alternative supplier was approved to serve residential customers in the ComEd service territory. However, no residential customers have selected this alternative supplier.

(e)	Wholesale and miscellaneous revenue includes transmission revenue from PJM and, prior to ComEd’s full integration into PJM on May 1, 2004, ComEd’s transmission charges received from alternative energy suppliers.
n/a—not applicable

EXELON CORPORATION
Exelon Generation Power Marketing Statistics

	Three Months Ended
	September 30, 2005	June 30, 2005	March 31, 2005	December 31, 2004	September 30, 2004
GWh Sales
Energy Delivery	35,773	28,582	28,453	26,828	30,040
Market and Retail Sales	19,525	18,410	17,010	21,281	21,894

Total Sales (a)	55,298	46,992	45,463	48,109	51,934

Average Margin ($/MWh)
Average Realized Revenue
Energy Delivery	$41.48	$39.64	$39.29	$30.75	$40.55
Market and Retail Sales (b)	53.16	42.53	38.80	34.11	34.67
Total Sales — without trading	45.61	40.77	39.11	32.24	38.07

Average Purchased Power and Fuel Cost — without trading (c)	$27.09	$17.71	$15.22	$14.33	$20.66

Average Margin — without trading (c)	$18.52	$23.06	$23.89	$17.91	$17.41

Around-the-clock Market Prices ($/MWh)
PJM	$75.33	$47.30	$47.18	$38.84	$41.38
MAIN	54.75	38.35	39.68	29.99	28.41

(a)	Total sales do not include trading volume of 6,757 GWhs, 5,660 GWhs, 5,751 GWhs, 6,432 GWhs and 7,132 GWhs for the three months ended September 30, 2005, June 30, 2005, March 31, 2005, December 31, 2004 and September 30, 2004, respectively.

(b)	Market and retail sales exclude revenues related to tolling agreements of $52 million, $34 million and $58 million for the three months ended September 30, 2005, June 30, 2005 and September 30, 2004, respectively.

(c)	Adjustments have been made to historical periods for consistency with current year presentation, including the exclusion of mark-to-market adjustments from operating earnings and the classification of Sithe’s results as discontinued operations.

EXELON CORPORATION
Exelon Generation Power Marketing Statistics

	Nine Months Ended September 30,
	2005	2004
GWh Sales
Energy Delivery	92,808	83,637
Market and Retail Sales	54,945	70,853

Total Sales (a)	147,753	154,490

Average Margin ($/MWh)
Average Realized Revenue
Energy Delivery	$40.24	$34.96
Market and Retail Sales (b)	45.15	35.30
Total Sales — without trading	42.07	35.12

Average Purchased Power and Fuel Cost — without trading (c)	$20.45	$18.60

Average Margin — without trading (c)	$21.62	$16.52

Around-the-clock Market Prices ($/MWh)
PJM	$56.60	$43.50
MAIN	44.26	31.52

2005 Forward market prices — October through December
Around-the-clock Market Prices ($/MWh)
PJM	$74.59
MAIN	51.16
Gas Prices ($/Mmbtu)
Henry Hub	$14.09

(a)	Total sales do not include trading volume of 18,168 GWhs and 17,569 GWhs for the nine months ended September 30, 2005 and 2004, respectively.

(b)	Market and retail sales exclude revenues related to tolling agreements of $86 million and $97 million for the nine months ended September 30, 2005 and 2004, respectively.

(c)	Adjustments have been made to historical periods for consistency with current year presentation, including the exclusion of mark-to-market adjustments from operating earnings and the classification of Sithe’s results as discontinued operations.